Exhibit 99.1

VMware Enters Definitive Agreement to Acquire Carbon Black

Combination creates highly differentiated, intrinsic security cloud that will protect workloads and clients through big data, behavioral analytics and AI

$26 per share cash transaction, representing an Enterprise Value of $2.1 billion

PALO ALTO, Calif., August 22, 2019 (GLOBE NEWSWIRE) — VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, and Carbon Black (NASDAQ: CBLK), a leader in cloud-native endpoint protection, today announced that the companies have entered into a definitive agreement by which VMware will acquire Carbon Black in an all cash transaction for $26 per share, representing an enterprise value of $2.1 billion. Following the close of the transaction, VMware will be positioned to provide a highly differentiated, intrinsic security cloud that will better protect enterprise workloads and clients through big data, behavioral analytics and AI.

Carbon Black is a leading next-generation security cloud provider with more than 5,600 customers and 500 partners globally. The company’s innovative cloud-native security platform leverages big data and behavioral analytics to provide comprehensive endpoint protection against even the most advanced cyberattacks.  The combination of Carbon Black’s solutions with VMware’s security offerings, including AppDefense, Workspace ONE, NSX and SecureState, will create a modern security cloud platform for any application, running on any cloud, on any device.  This combined offering will provide customers advanced threat detection and in-depth application behavior insight to stop sophisticated attacks and accelerate responses.

The distribution and enterprise reach of VMware and Dell will further accelerate the adoption of Carbon Black in the enterprise, both through direct selling and through partners, including leading managed security players, channel partners and system integrators.

“The security industry is broken and ineffective with too many fragmented solutions and no cohesive platform architecture. By bringing Carbon Black into the VMware family, we are now taking a huge step forward in security and delivering an enterprise-grade platform to administer and protect workloads, applications and networks,” said Pat Gelsinger, CEO, VMware. “With this acquisition, VMware will also take a significant leadership position in security for the new age of modern applications delivered from any cloud to any device.”

“Today marks an exciting milestone for Carbon Black, VMware and the entire cybersecurity industry,” said Patrick Morley, CEO, Carbon Black. “We now have the opportunity to seamlessly integrate Carbon Black’s cloud-native endpoint protection platform into all of VMware’s control points. This type of bold move is exactly what the IT and security industries have been looking to see for a very long time. We look forward to working with the VMware team to continue delivering a modern security cloud platform to customers around the world. Additionally, we’re pleased that today’s transaction provides Carbon Black’s shareholders with immediate and substantial value.”

DETAILS REGARDING THE TRANSACTION

Under the terms of the transaction, which is structured as a cash tender offer, Carbon Black shareholders who validly tender (and do not properly withdraw) their shares in Carbon Black, will receive $26 per share in cash, representing an enterprise value of $2.1 billion. The transaction is expected to be funded through cash on the balance sheet, and by accessing short-term borrowing capacity. Closing of the transaction is expected in the second half of VMware’s fiscal year 2020, ending January 31, 2020, and is subject to customary conditions, including, VMware’s acquisition of at least a majority of the shares of Carbon Black, and the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, among others.

Advisors

J.P. Morgan Securities LLC served as financial advisor and Morrison & Foerster LLP served as legal counsel to VMware.  Morgan Stanley & Co. LLC served as exclusive financial advisor and Goodwin Procter LLP served as legal counsel to Carbon Black.

Investor Conference Call

The company will host a previously announced conference call today at 1:30 p.m. PT/ 4:30 p.m. ET to review financial results, discuss the proposed transaction, and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.

About Carbon Black

Carbon Black (NASDAQ: CBLK) is a leader in cloud-native endpoint protection dedicated to keeping the world safe from cyberattacks. The CB Predictive Security Cloud® (PSC) consolidates endpoint protection and IT operations into an endpoint protection platform (EPP) that prevents advanced threats, provides actionable insight and enables businesses of all sizes to simplify operations. By analyzing billions of security events per day across the globe, Carbon Black has key insights into attackers’ behaviors, enabling customers to detect, respond to and stop emerging attacks.

More than 5,600 global customers, including approximately one third of the Fortune 100, trust Carbon Black to protect their organizations from cyberattacks. The company’s partner ecosystem features more than 500 MSSPs, VARs, distributors and technology integrations, as well as many of the world’s leading IR firms, who use Carbon Black’s technology in more than 500 breach investigations per year.

Carbon Black and CB Predictive Security Cloud are registered trademarks or trademarks of Carbon Black, Inc. in the United States and other jurisdictions.

About VMware

VMware software powers the world’s complex digital infrastructure. The company’s cloud, networking and security, and digital workspace offerings provide a dynamic and efficient digital foundation to customers globally, aided by an extensive ecosystem of partners. Headquartered in Palo Alto, California, VMware is committed to being a force for good, from its breakthrough innovations to its global impact. For more information, please visit https://www.vmware.com/company.html.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the proposed acquisition of Carbon Black by VMware, such as: the amount and type of consideration expected to be paid for each acquisition; the net cash and equity payouts and dilutive impact on VMware; the sources of funding for the acquisitions, including VMware’s ability to access short-term borrowing; the expected timing for the acquisitions; the growth opportunities and expansion of VMware’s offerings associated with each acquisition and potential benefits to VMware and its customers. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all; (2) uncertainties as to how many of Carbon Black’s stockholders will tender their shares in the tender offer; (3) the possibility that the acquisition does not close; (4) the possibility that competing offers may be made; (5) risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); (6) risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; (7) the risk that the business will not be integrated successfully; (8) disruption from the transaction making it more difficult to maintain business and operational relationships; (9) negative effects of this announcement or the consummation of the proposed acquisition on the market price of VMware’s common stock, credit ratings and operating results; (10) the risk of litigation and regulatory actions related to the proposed acquisition; (11) other business effects, including the effects of industry, market, economic, political or regulatory conditions; and (12) other unexpected costs or delays in connection with the acquisition. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s and Carbon Black’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware and Carbon Black assume no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Additional Information about the Carbon Black Tender Offer and Where to Find It

The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Carbon Black securities, nor is it a substitute for the tender offer materials that VMware and its acquisition subsidiary will file with the SEC. The solicitation and offer to buy Carbon Black stock will only be made pursuant to an Offer to Purchase and related tender offer materials. At the time the tender offer is commenced, VMware and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter Carbon Black will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. CARBON BLACK STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CARBON BLACK SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Carbon Black stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting VMware or Carbon Black. Copies of the documents filed with the SEC by Carbon Black will be available free of charge on Carbon Black internet website at https://investors.carbonblack.com/financial-information/sec-filings or by contacting Carbon Black’s Investor Relations Department at 646-277-1251. Copies of the documents filed with the SEC by VMware will be available free of charge on VMware’s internet website at https://ir.vmware.com/overview/sec-filings/default.aspx or by contacting VMware’s Investor Relations Department at (650) 427-4631.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, VMware and Carbon Black each file annual, quarterly and current reports and other information with the SEC. VMware’s and Carbon Black’s filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov.

Media Contact

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454